Exhibit 99.1

MIDDLESEX WATER COMPANY

NAMES VAUGHN L. MCKOY TO BOARD OF DIRECTORS

ISELIN, NJ, (July 15, 2021) - Middlesex Water Company, (“Middlesex” or the “Company”) (NASDAQ:MSEX) has named Vaughn L. McKoy, Esq., JD, MBA to its Board of Directors.

Mr. McKoy is Partner with the firm of Inglesino, Webster, Wyciskala & Taylor, LLC where he specializes in general and commercial litigation, regulatory matters, corporate governance, ethics and compliance and government affairs. His leadership experience includes over 25 years working with federal and state governments, non-profits, law firms and corporations.

Mr. McKoy brings to the Middlesex Board over 12 years of experience in various legal and business positions of increasing responsibility at Public Service Enterprise Group (PSEG) New Jersey's largest utility company, where he completed his tenure as Managing Director and Vice-President. While Assistant Attorney General and Director of the New Jersey Division of Criminal Justice, Mr. McKoy was a top prosecutor, directing the overall legal and business operations of the Division. He also served as a federal prosecutor in the United States Attorney’s Office where, working closely with federal, state and local law enforcement, he led the investigation and prosecution of violent crimes, drug offenses, civil rights violations and other crimes. In addition to serving as Business Administrator for a large city, Mr. McKoy worked at several prominent law firms in his career.

An entrepreneur and author, Mr. McKoy holds a Bachelor of Science degree in administration of justice from Rutgers University. He earned a juris doctorate from Rutgers University’s School of Law and a Master of Business Administration degree from New York University’s Stern School of Business.

“We are delighted to welcome Vaughn to the Board,” said Dennis Doll, Chairman, President and CEO of Middlesex Water. “His extensive utility experience, deep knowledge of the regulatory landscape and strong background in corporate governance, sustainability and compliance strongly complements the talents of our Board. We look forward to Vaughn being a tremendous asset to Middlesex leadership as we continually work to enhance our position as trusted experts in utility services,” said Doll.

ABOUT MIDDLESEX WATER COMPANY

Established in 1897, Middlesex Water Company (NASDAQ:MSEX) serves as a trusted provider offering life-sustaining high quality water service for residential, commercial, industrial and fire protection purposes. The Company offers a full range of water, wastewater utility and related services. An investor-owned public utility, Middlesex Water is a professional services provider specializing in municipal and industrial contract operations and water and wastewater system technical operations and maintenance. The company and its subsidiaries form the Middlesex Water family of companies, which collectively serve a population of nearly half a million people in New Jersey and Delaware.  Middlesex is diligently focused on meeting and balancing the needs of our employees, customers, and shareholders. We invest in our people, our infrastructure and the communities we serve to support reliable and resilient utility services, economic growth and quality of life.  To learn more, visit our website and follow us on Facebook, Twitter and LinkedIn.

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws regarding Middlesex Water Company “MSEX” or the “Company”, its financial condition, and its results of operations that reflect the Company’s current views and information currently available. This information is, where applicable, based on estimates, assumptions and analysis that the Company believes, as of the date hereof, provides a reasonable basis for the information contained herein. Forward-looking statements can generally be identified by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or the negative version of those words or other comparable words and phrases, and include statements relating to the Company’s beliefs or expectations regarding its future performance, strategic plans and cash flows, as well as any other statements that do not directly relate to any historical or current facts. Actual results, performance or achievements may differ materially from forward-looking statements, and the assumptions on which forward-looking statements are based. There can be no assurance that the information contained herein is reflective of future performance, and investors are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. Unless otherwise specified, all information contained in this press release speaks only as of the date hereof. The Company undertakes no duty to update or revise the information contained herein, publicly or otherwise, whether as a result of new information, future events or otherwise.

Media Contact:

Bernadette Sohler, Vice President – Corporate Affairs

bsohler@middlesexwater.com

(732) 638-7549